SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 28, 2014
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3
South Renmin Road
Chengdu, P. R. China, 610041
(Address of principal executive offices (zip code))

+011-86-28-8551-6696
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5-Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 28, 2014, we held an annual shareholder meeting for the fiscal year ended June 30, 2013. A total of 14,910,671 shares were voted in person or by proxy, representing 50.47% of the 29,546,276 shares entitled to be voted as of March 3, 2014 (the “Record Date”). All of our directors, specifically, Dr. Guoqing Jiang, Dr. James Jiayuan Tong, Professor Jianping Hou, Professor Zunjian Zhang and Mr. Bo Tan were re-elected at the meeting. Furthermore, the re-appointment of Paritz & Company, P.A as our independent accountants to audit our financial statements as of June 30, 2014 and for the fiscal year then ending was approved and ratified. In addition, the 2013 compensation of the Company's executive officers and the recommended three-year frequency on the advisory say-on-pay votes have both received a majority of the votes represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ Dr. James Jiayuan Tong
Name: Dr. James Jiayuan Tong
Title: Chief Financial Officer

Dated:  May 28, 2014